Exhibit 10.5

 Power of Attorney

I, ______, a Chinese citizen with Chinese Identification Card No.: _______________, and a holder of __________% of the entire registered capital in Jiaozuo Yida Vegetable Oil Co., Ltd. ("Yida") ("My Shareholding"), hereby irrevocably authorize Henan Sky Fortune Ecological Technology Co., Ltd. (" Sky Fortune") to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

Sky Fortune is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders' meetings of Yida; 2) exercise all the shareholder's rights and shareholder's voting rights I am entitled to under the laws of China and Yida's Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the executive director and/or director, supervisor, the chief executive officer and other senior management members of Yida.

Without limiting the generality of the powers granted hereunder, Sky Fortune shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by Sky Fortune shall be deemed as my own actions, and all the documents related to My Shareholding executed by Sky Fortune shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by Sky Fortune.

Sky Fortune is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Yida.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to Sky Fortune through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

By: ______________

July 12, 2010

Witness: _________________
Name:
July 12, 2010

SCHEDULE TO POWER OF ATTORNEY

Below are the individuals that signed Powers of Attorney:

Hexi Feng

Jun Xu

Zhenxing Zhang

Xiaofang Xie

Baozhong Zhao

Tianxiang Zhang

Suozeng Chen

Suping Wang